UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2019 (January 14, 2019)

AT HOME GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	001-37849	45-3229563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 East Plano Parkway Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 265-6227

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act    ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2019, the board of directors (the “Board”) of At Home Group Inc. (the “Company”) appointed Ms. Joanne C. Crevoiserat, age 55, as a Class I director, to fill the vacancy created by the resignation of Mr. Brian R. Hoesterey on September 20, 2018. Ms. Crevoiserat has been appointed to serve as an independent member of the Board, and will serve on the Board’s Audit Committee.

Ms. Crevoiserat will hold office until the annual meeting of stockholders to be held in 2020 and until her successor shall be elected and qualified or until her earlier death, resignation, retirement, disqualification or removal.

Ms. Crevoiserat was not appointed to the Board pursuant to any arrangement or understanding with any other person. Ms. Crevoiserat does not have any family relationships with any director or executive officer of the Company and there are no transactions in which Ms. Crevoiserat has an interest requiring disclosure under Item 404(a) of Regulation S-K.  The Board has determined that Ms. Crevoiserat satisfies the definition of “independent director” under the rules and regulations of the New York Stock Exchange (the “NYSE”).

In consideration for her service as independent director, Ms. Crevoiserat will be provided with an annual cash retainer of $70,000, which retainer will be prorated for the Company’s current fiscal year, resulting in a retainer of $5,833 in respect of the Company’s current fiscal year. In addition, on January 16, 2019 (the “Date of Grant”), Ms. Crevoiserat was granted restricted stock units (the “Director RSUs”) in respect of a number of shares of common stock of the Company having a Fair Market Value (as defined in the 2016 Equity Plan) of $10,000, based on the closing price of the Company’s common stock at the close of the primary trading session of the Company’s common stock on the NYSE on the Date of Grant, which $10,000 amount constitutes a prorated portion of the annual equity incentive grant awarded to other independent directors of the Board, based on the number of months during the Company’s fiscal year during which Ms. Crevoiserat will serve as a director on the Board.  The Director RSUs were granted pursuant to the terms and conditions of the At Home Group Inc. Equity Incentive Plan (the “2016 Equity Plan”) and a notice of grant and restricted stock unit director award agreement substantially in the form attached as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q (File No. 001-37849) filed on June 7, 2018 and incorporated herein by reference.

Ms. Crevoiserat has served as Executive Vice President, Chief Operating Officer of Abercrombie & Fitch Co. (“A&F”) since February 2017 and served as Executive Vice President and Chief Financial Officer of A&F from May 2014 to October 2017.  In addition, Ms. Crevoiserat served as Interim Principal Executive Officer of A&F from June 2016 to February 2017 and was a member of the Office of the Chairman of A&F from October 2015 to February 2017. Prior to joining A&F, Ms. Crevoiserat served in a number of senior management roles at Kohl’s Inc.. From June 2012 to April 2014, Ms. Crevoiserat was the Executive Vice President of Finance of Kohl’s and from November 2008 to June 2012, she served as the Executive Vice President of Merchandise Planning and Allocation of Kohl’s. Prior to her time with Kohl’s, Ms. Crevoiserat held senior finance positions with Wal-Mart Stores and May Department Stores, including Chief Financial Officer of the Filene’s, Foley’s and Famous-Barr brands. Ms. Crevoiserat graduated summa cum laude with a Bachelor of Science in Finance from the University of Connecticut. Ms. Crevoiserat was appointed to our Board because of her professional experience, including her financial expertise and operations experience across multiple retail brands.

The Company will enter into its standard form of indemnification agreement for directors and officers, a copy of which was previously filed as Exhibit 10.16 to Amendment No. 6 to the Registration Statement on Form S-1 (File No. 333-206772) and is incorporated herein by reference, with Ms. Crevoiserat.

 Item 7.01. Regulation FD Disclosure.

On January 17, 2019, the Company issued a press release announcing the appointment of Ms. Crevoiserat. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)               Exhibits:

Exhibit Number	Description

99.1	Press Release dated January 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT HOME GROUP INC.

Date: January 17, 2019	By:	/s/ MARY JANE BROUSSARD
		Name:	Mary Jane Broussard
		Title:	Senior Vice President, General Counsel and Corporate Secretary